Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

THE WHITEWAVE HOLDING COMPANY

The WhiteWave Holding Company, a corporation organized and existing under the Delaware General Corporation Law (the “Company”),

DOES HEREBY CERTIFY:

FIRST: that the sole director of the Company, acting by written consent, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the sole stockholder of said corporation for its consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article One of the Company’s Certificate of Incorporation be amended and restated in its entirety as follows:

“ARTICLE I”

The name of the Corporation is The WhiteWave Foods Company (the “Corporation”).”

SECOND: that, thereafter, the sole stockholder of said corporation, which holds the necessary number of shares as required by statute, duly adopted and approved said amendment by written consent pursuant to Section 228 of the Delaware General Corporation Law.

THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be signed by Rachel A. Gonzalez, its Senior Vice President and Secretary, on August 1, 2012.

THE WHITEWAVE HOLDING COMPANY

By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Senior Vice President and Secretary

CERTIFICATE OF INCORPORATION

OF

THE WHITEWAVE HOLDING COMPANY

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

1. The name of the corporation (hereinafter called the “Corporation”) is: The WhiteWave Holding Company.

2. The address of the Corporation’s registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is: The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000) shares of common stock and the par value of each such share is: 1/100 Dollars ($0.01).

At all elections of the directors of the corporation, each stockholder shall be entitled to one vote per share of common stock which he holds. Cumulative voting for the election of directors shall not be permitted.

5. The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Katherine K. Connell	2711 North Haskell Avenue, Suite 3400 Dallas, TX 75204

The name and mailing address of each person who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified, are as follows:

NAME	MAILING ADDRESS
Rachel A. Gonzalez	2711 North Haskell Avenue, Suite 3400 Dallas, TX 75204

6.	The Corporation is to have perpetual existence.

7.	In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To adopt, amend, alter, change or repeal the bylaws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and in the best Interests of the Corporation.

8. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. To the fullest extent permitted by the law of the State of Delaware as it now exists and as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does execute this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of July, 2012.

Katherine K. Connell
Katherine K. Connell, Incorporator

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